Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form F-3 No. 333-234188) of PagSeguro Digital Ltd.

(2)    Registration Statement (Form S-8, No. 333-223508) pertaining to the Long-Term Incentive Plan (LTIP) Restricted Shares Plan of PagSeguro Digital Ltd;
of our report dated February 26, 2020, with respect to the consolidated financial statements of PagSeguro Digital Ltd., included in this Annual Report (Form 20-F) of PagSeguro Digital Ltd. for the year ended December 31, 2020.

/s/ Ernst & Young Auditores Independentes S.S.
São Paulo, Brazil
April 26, 2021